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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                             CCC MERGER CORPORATION


                                   ARTICLE I
                                  Incorporator
                                  ------------

          I, Tracy M.J. Colden, whose address is 10400 Fernwood Road, Bethesda, Maryland 20817, being at least 18 years of age, am hereby serving as the incorporator of and forming a corporation under and by virtue of the general laws of the State of Maryland.


                                   ARTICLE II
                                      Name
                                      ----

          The name of the corporation (which is hereinafter called the "Corporation") is CCC Merger Corporation.


                                  ARTICLE III
                                    Purposes
                                    --------

          The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland (the "MGCL").


                                   ARTICLE IV
                                Principal Office
                                ----------------

          The present address of the principal office of the Corporation in the State of Maryland is 10400 Fernwood Road, Bethesda, Maryland 20817.


                                   ARTICLE V
                                Registered Agent
                                ----------------

          The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                   ARTICLE VI
                                 Capitalization
                                 --------------

          Section 6(a)  Shares and Par Value.  The total number of shares of
                        --------------------
stock of all classes ("Capital Stock") which the Corporation has authority to issue is
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85,000,000 shares, 75,000,000 of which initially are classified as common stock, par value of $.01 per share ("Common Stock"), and 10,000,000 of which initially are classified as preferred stock, par value $.01 per share ("Preferred Stock"). The aggregate par value of all classes of stock that the Corporation shall have authority to issue is $850,000. The Board of Directors may, by adopting a resolution and filing articles supplementary with the State Department of Assessments and Taxation of Maryland, classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. The power of the Board of Directors under this Section 6(a) to classify and reclassify any of the shares of Capital Stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock (including shares initially designated as Common Stock or Preferred Stock above) into Common Stock, Preferred Stock, a class or classes of preferred stock, preference stock, special stock or other stock (including non-voting common stock), and to divide and classify shares of any class into one or more series of such class. Unless otherwise specifically provided for in the terms of any class or series of stock now or hereafter created, the amount that would be needed, if the Corporation were to be dissolved at the time of a distribution, to satisfy the preferential rights on dissolution of stockholders whose preferential rights are superior to those receiving the distribution, shall not limit the ability of the Corporation to make any distribution or the amount thereof.

          Section 6(b)  Common Stock.  The following is a description of the
                        ------------
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock of the Corporation:

          (1) Voting Rights.  Each share of Common Stock shall have one vote on
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all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock at any time classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (2) Dividends.  Subject to the provisions of law and any preferences
              ---------
of any class of Capital Stock, including any shares of Preferred Stock, hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of the Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share for share basis.

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          (3) Liquidation Rights.  In the event of any liquidation, dissolution
              ------------------
or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock at any time classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation are entitled, including any shares of Preferred Stock, together with the holders of any other class of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

          Section 6(c)  Preferred Stock.  The Board of Directors shall have the
                        ---------------
authority to classify and reclassify any unissued shares of Preferred Stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of the Preferred Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any of the shares of such stock into Common Stock, a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized class of stock so redeemed, purchased, otherwise acquired or converted into shares of Common Stock and be subject to classification and reclassification as provided in this Article VI.

          (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.


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          (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

          (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section 6(c), and, if so, the terms and conditions thereof.

          (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

          Section 6(d)  Ranking of Classes or Series of Capital Stock.  For the
                        ---------------------------------------------
purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of Capital Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of

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dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.


                                  ARTICLE VII
                               Board of Directors
                               ------------------

          The number of directors of the Corporation shall be two (2), which number may be changed from time to time pursuant to the Bylaws of the Corporation; provided, however, that if the Corporation has three (3) or more
             --------  -------
stockholders, the number of directors may not be less than three (3). The names of the persons who will serve as directors of the Corporation until the first annual meeting of stockholders and until their successors are elected and qualify are: Bruce D. Wardinski and Christopher J. Nasetta.


                                  ARTICLE VIII
        Restriction on Transfer and Ownership of Shares of Capital Stock
        ----------------------------------------------------------------

          The Corporation reserves the right to amend its charter to include restrictions on the transfer and ownership of shares of its Capital Stock.



                                   ARTICLE IX
          Merger, Consolidation, Share Exchange or Transfer of Assets
          -----------------------------------------------------------

          Subject to the terms of any class or series of Capital Stock at the time outstanding, the Corporation may merge with or into another entity, may consolidate with one or more other entities, may participate in a share exchange or may transfer its assets within the meaning of the MGCL, but any such merger, consolidation, share exchange or transfer of its assets must be approved (i) by the


                                      -5-
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Board of Directors in the manner provided in the MGCL and (ii) by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast thereon to the extent a stockholder vote is required under the MGCL to effect any such transaction. Notwithstanding any other provisions of the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE IX.


                                   ARTICLE X
                            Miscellaneous Provisions
                            ------------------------

          Section 10(a)  Additional Provisions.  The following provisions are
                         ---------------------
hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders of the Corporation:

          (1) Authority to Issue Stock.  The Board of Directors is hereby
              ------------------------
empowered to authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No Preemptive Rights.  No stockholder of the Corporation shall
              ---------------------
have preemptive rights to purchase, subscribe for, or otherwise acquire any stock or other securities of the Corporation, and any and all preemptive rights are hereby denied; other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (3) Indemnification.  The Corporation shall indemnify (A) its
              ---------------
directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out


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these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          (4) Liability of Directors and Officers.  To the fullest extent
              -----------------------------------
permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

          (5) Call of Special Meetings of Stockholders.  A special meeting of
              -----------------------------------------
the stockholders of the Corporation may be called by the President, the Board of Directors or any other person specified in the Bylaws. The Secretary of the Corporation shall also call a special meeting of the stockholders on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

          (6) Bylaws.  The power to adopt, alter and repeal the Bylaws of the
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Corporation is vested exclusively in the Board of Directors.

          (7) Amendments.  The Corporation reserves the right from time to time
              ----------
to make any amendments of its charter which may now or hereafter be authorized by law, including without limitation any amendments changing the terms or contract rights, as expressly set forth in the charter, of any of its outstanding stock by classification, reclassification or otherwise. Except as otherwise provided in the charter of the Corporation, any amendment to the charter shall be valid only if approved by the affirmative vote of stockholders of the Corporation holding not less than a majority of all the votes entitled to be cast on the matter. Notwithstanding any other provisions of the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of Section 10(a) of this ARTICLE X.

          Section 10(b)  No Limitation of Powers.  The enumeration and
                         -----------------------
definition of particular powers of the Board of Directors included herein shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article or the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers

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conferred upon the Board of Directors under the general laws of the State of
Maryland now or hereinafter in force.


                                   ARTICLE XI
                                    Duration
                                    --------

          The duration of the Corporation shall be perpetual.

          IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on November 9, 1998.



                                    /s/ TRACY M.J. COLDEN
                                    ---------------------
                                    Tracy M.J. Colden


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